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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                            Percentage Ownership
DIRECT SUBSIDIARIES

Value Network Service, Inc. a Delaware corporation                          100%
Florists' Transworld Delivery, Inc., a Michigan corporation                 100%

SUBSIDIARIES OF FLORISTS' TRANSWORLD DELIVERY, INC.

FTD Holdings, Incorporated, a Delaware corporation                          100%

FTD of Canada Inc., a Canada corporation                                    100%

FTD.COM INC., a Delaware corporation                                         87%

SUBSIDIARIES OF FTD HOLDINGS, INCORPORATED
Renaissance Greeting Cards, Inc., a Maine corporation                       100%